UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 10, 2008

STELLAR RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-51400	98-0373867
(State or jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

375 N. Stephanie Street, Suite 1411, Henderson, Nevada	89014-8909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  702-547-4614

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 . 14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 ..14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240 . 13e-4(c))

Item 8.01 Other Events

On September 9, 2008 Stellar Resources Ltd. (“SRRL”) announced it had negotiated and signed a Definitive Farm In Agreement (“Agreement”) with Canafra Mineral Exploration Corp. and its partner Two Drums G & C Company Limited (“Canafra”).  The Agreement is intend to explore and utilize Canafra’s mineral resources in the Chunya Mining District in the Republic or Tanzania, Africa.

The signing of the Agreement provides SRRL to earn up to 50% of the proceeds of minerals production on the initial mine concession in return for financing the project as per the scheduled work program set out in the Agreement.

SRRL in the process of concluding its due diligence with respect to the proposed transaction.

The description of the Agreement is referenced and filed with this report as “Exhibit 10.1” and incorporated by reference herein.

This report contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Farm In Agreement with Canafra Mineral Exploration Corp.

99.1	Press Release dated September 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of September, 2008

STELLAR RESOURCES, LTD.

By:    /s/ Kathy Whyte, President,
         Chief Executive Officer,
         A member of the Board of Directors